INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the registration statements of Foreland Corporation on Forms S-3, SEC File Nos. 333-19063 and 333-3779 and the registration statement on Form S-8, SEC File No. 333-45025 of our report dated March 21, 1997, on our audits of the consolidated financial statements of Foreland Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.





/s/ HEIN + ASSOCIATES LLP

Denver, Colorado
March 31, 1997